Exhibit 16.1

[GRANT THORNTON LLP LETTERHEAD]

September 16, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: Universal Security Instruments, Inc.

File No. 0-7885

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Universal Security Instruments, Inc. dated September 16, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

McLean, Virginia